Exhibit 99.1

China HGS Reports First Quarter of Fiscal Year 2019 Results

HANZHONG, CHINA – February 14 2019 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the first quarter of fiscal 2019 ended December 31, 2018 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the quarter

●	Total revenues for the first quarter of fiscal 2019 were approximately $7.7 million, a decrease of 46.4% from approximately $14.4 million in the same quarter of fiscal 2018 due to less gross floor area sold during the current quarter.

●	Net income for the first quarter of fiscal 2019 totaled approximately $0.5 million, a decrease of approximately 59.8% from the net income of approximately $1.2 million in the same period of last year.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the first quarter of fiscal 2019 were $0.01, compared to $0.03 for the same quarter of the last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2018	2018
ASSETS
Current assets:
Cash	$1,020,954	$3,267,020
Restricted cash	3,765,220	3,508,557
Contract receivables	10,933,593	12,582,965
Real estate property development completed	58,359,777	58,999,178
Real estate property under development	57,211,691	60,128,554
Other current assets	1,567,545	1,408,826

Total current assets	132,858,780	139,895,100

Property, plant and equipment, net	697,603	718,366
Real estate property development completed, net of current portion	1,216,321	1,217,650
Security deposits	8,287,732	8,296,782
Real estate property under development, net of current portion	215,610,918	215,431,915
Due from local government for real estate property development completed	2,833,771	2,836,865

Total Assets	$361,505,125	$368,396,678

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Construction loans	$72,028,216	$55,610,803
Accounts payables	20,394,271	20,507,128
Other payables	5,026,946	4,894,774
Construction deposits	1,877,520	1,879,570
Contract liabilities	6,202,762	5,844,189
Customer deposits	18,359,022	20,234,072
Shareholder loans	2,141,748	2,142,110
Accrued expenses	2,923,409	3,006,150
Taxes payable	14,656,593	15,492,902

Total current liabilities	143,610,487	129,611,698

Deferred tax liabilities	2,235,352	2,068,257
Tax payable - long term	4,955,367	4,960,779
Customer deposits, net of current portion	1,912,588	1,914,677
Construction loans, less current portion	45,531,384	66,885,378
Construction deposits, net of current portion	1,276,659	1,278,053

Total liabilities	199,521,837	206,718,842

Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 45,050,000 shares issued and outstanding December 31, 2018 and September 30, 2018	45,050	45,050
Additional paid-in capital	129,907,805	129,907,805
Statutory surplus	9,925,794	9,925,794
Retained earnings	31,287,262	30,803,052
Accumulated other comprehensive deficit	(9,182,623)	(9,003,865)
Total stockholders' equity	161,983,288	161,677,836

Total Liabilities and Stockholders' Equity	$361,505,125	$368,396,678

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ended December 31,
	2018	2017
Real estate sales	$7,737,196	$14,447,571
Less: Sales tax	(142,111)	(25,216)
Cost of real estate sales	(5,923,184)	(12,000,541)
Gross profit	1,671,901	2,421,814
Operating expenses
Selling and distribution expenses	169,974	316,742
General and administrative expenses	470,932	357,429
Total operating expenses	640,906	674,171
Operating income	1,030,995	1,747,643
Interest expense, net	(105,231)	(128,621)
Other expense	(273,153)	-
Income before income taxes	652,611	1,619,022
Provision for income taxes	168,401	413,750
Net income	484,210	1,205,272
Other Comprehensive income
Foreign currency translation adjustment	(178,758)	3,729,087
Comprehensive income	$305,452	$4,934,359
Basic and diluted income per common share
Basic and diluted	$0.01	$0.03
Weighted average common shares outstanding
Basic and diluted	45,050,000	45,050,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended December 31,
	2018	2017
Cash flows from operating activities
Net income	$484,210	$1,205,272
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax provision	168,401	145,714
Depreciation	19,869	412,078
Stock based compensation	-	14,900
Changes in assets and liabilities:
Contract receivables	1,626,468	(850,656)
Real estate property development completed	571,816	5,976,747
Real estate property under development	2,423,593	(4,361,705)
Other current assets	(159,357)	236,266
Accounts payables	(89,978)	(1,719,070)
Other payables	136,739	237,946
Contract liabilities	362,900	429,205
Customer deposits	(1,842,581)	492,982
Construction deposits	-	(6,230)
Accrued expenses	(79,484)	(86,445)
Taxes payable	(552,602)	(61,119)
Net cash provided by operating activities	3,069,994	2,065,885

Cash flow from investing activities
Purchases of fixed assets	-	(390,392)
Net cash used in investing activities	-	(390,392)

Cash flow from financing activities
Net proceeds (repayments) of shareholder loans	485,552	(122,484)
Repayments of bank loans	(5,261,559)	(863,438)
Net cash used in financing activities	(4,776,007)	(985,922)

Effect of changes of foreign exchange rate on cash and restricted cash	(283,390)	117,885
Net increase (decrease) in cash and restricted cash	(1,989,403)	807,456
Cash and restricted cash , beginning of period	6,775,577	4,716,604
Cash and restricted cash, end of period	$4,786,174	$5,524,060
Supplemental disclosures of cash flow information:
Interest paid	$1,786,958	$1,481,263
Income taxes paid	$102,591	$98,906

Reconciliation to amounts on condensed consolidated balance sheets:
Cash	$1,020,954	$2,694,175
Restricted	$3,765,220	$2,829,885
Total cash and restricted cash	$4,786,174	$5,524,060

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.